EXHIBIT (a)(3)
                          NOTICE OF GUARANTEED DELIVERY

                                       FOR

                           CENTRAL MAINE POWER COMPANY

                 OFFER TO PURCHASE FOR CASH UP TO 200,000 SHARES
           OF ITS FLEXIBLE MONEY MARKET PREFERRED STOCK(TM), SERIES A,
                7.999%, AT A PURCHASE PRICE OF $108.00 PER SHARE

         This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the Flexible Money Market Preferred Stock(TM), Series A, 7.999%, par value $100 per share (the "Shares") of Central Maine Power Company, a Maine corporation (the "Company"), to be tendered pursuant to the Offer are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary on or prior to the Expiration
Time. Such form may be delivered by hand or transmitted by mail to the Depositary. See Section 2 in the Offer to Purchase. All capitalized terms used herein and not defined herein have the meanings ascribed to them in the Offer to Purchase.


                      To: Boston EquiServe, the Depositary


      By Mail:                    By Hand:              By Overnight Courier:

Boston EquiServe            Securities Transfer &       Boston EquiServe
Corporate Reorganization    Reporting Services, Inc.    Corporate Reorganization
Mail Stop:  45-01-40           (STARS)                  Mail Stop:  45-01-40
P. O. Box 8029              1 Exchange Plaza            150 Royall Street
Boston, MA  02266           55 Broadway - 3rd Floor     Canton, MA  02021
                            New York, NY

                                   To Confirm:

                                  800-736-3001


     THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

         The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 8, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares listed below, pursuant to the guaranteed delivery procedure set forth in
Section 2 in the Offer to Purchase.

         Number of Shares:                ______________________________________

         Certificate Nos. (if available): ______________________________________

                                          ______________________________________

         Signature(s) of Registered Holder(s)*:_________________________________
                                                         (SIGNATURE)

                                               _________________________________
                                                         (SIGNATURE)


         Name(s):                         ______________________________________

                                          ______________________________________

         Capacity (full title):           ______________________________________

                                          ______________________________________

         Address:                         ______________________________________

                                          ______________________________________

         Area Code and Telephone Number:  ______________________________________


 * Must be signed by the registered holder(s) exactly as name(s) appear(s) on the stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5 to the Letter of Transmittal.



                  ELIGIBLE INSTITUTIONS OR BROKERS TO COMPLETE


         If Shares will be delivered by book-entry transfer through DTC:

                  Name of Tendering Institution: _______________________________

                  DTC Account No.:               _______________________________

                  Signature(s):                  _______________________________

                                                 _______________________________

                  Name(s) of Record Holder(s):   _______________________________

                                                 _______________________________

                  Address:                       _______________________________

                                                 _______________________________


                  Area Code and Telephone No.:   _______________________________





                            GUARANTEE OF SIGNATURE(S)
             (SEE INSTRUCTIONS 1 AND 5 OF THE LETTER OF TRANSMITTAL)


                  Authorized Signature:       __________________________________

                  Name:                       __________________________________

                  Capacity (Full Title):      __________________________________

                  Name of Firm:               __________________________________

                  Address of Firm:            __________________________________

                                              __________________________________

                  Area Code and Telephone No.:__________________________________

                  Dated:                      __________________________________




                    THE FOLLOWING GUARANTEE MUST BE COMPLETED


                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a firm that is a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch, or agency in the United States which is a participant in an approved Signature Guarantee Medallion Program, guarantees (a) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with such Rule 14e-4 and (c) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company, in any case together with a properly completed and duly executed Letter(s) of Transmittal, with any required signature guarantee(s) and any other required documents, all within three New York Stock Exchange ("NYSE") trading days after the date hereof. A NYSE trading day is any day on which the NYSE is open for business.


--------------------------------------      ------------------------------------
Name of Firm                                Authorized Signature

--------------------------------------      ------------------------------------
Address                                     Name

--------------------------------------      ------------------------------------
City, State, Zip Code                       Title

--------------------------------------      ------------------------------------
Area Code and Telephone Number              Dated

DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE APPLICABLE LETTER OF TRANSMITTAL.